UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2007

GOODMAN GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-128462	20-1932202
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation )	File Number)	Identification No.)

2550 North Loop West, Suite 400
Houston, Texas	77092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 861-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 30, 2007, Goodman Global Holdings, Inc. (the Company) filed its Form 10-K for the year ended December 31, 2006, which includes restated results for the second, third and fourth quarters of 2006. The Company is a wholly owned subsidiary of Goodman Global, Inc. On March 28, 2007, the Company concluded that it is necessary to amend and restate its consolidated financial statements for the second and third quarterly reports on Form 10-Q with respect to 2006. These quarterly restatements resulted from a reassessment by the Company of the accounting and disclosures for certain derivative transactions under Statement of Financial Accounting Standards 133 “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133). Authorized officers of the Company and representatives of the Board of Directors have discussed the quarterly restatements with Ernst & Young LLP, our independent registered public accounting firm for all affected periods.

The decision to undertake the quarterly restatements was announced in a press release on March 30, 2007, which is attached as an exhibit to this Form 8-K. In light of the conclusion to restate the Company’s consolidated financial statements included in its quarterly reports on Form 10-Q for the second and third quarters of 2006, the Board of Directors has concluded that you should no longer rely on the Company’s previously filed consolidated financial statements for the quarters ended June 30 and September 30, 2006, or the previously released financial results for the fourth quarter of 2006, as being in compliance with U.S. Generally Accepted Accounting Principles (GAAP).

The Company has determined that the technical test of effectiveness for treatment as cash flow hedges did not satisfy the requirements of SFAS 133 for some commodity derivative contracts. The primary effect of this change is that any increases or decreases in the fair value of the derivative instruments are included in the calculation of the Company’s net income for the period in which the increases or decreases in fair value occur. Under the previous accounting used by the Company, increases and decreases in fair value of the derivative instruments were initially recorded on the balance sheet under Accumulated Other Comprehensive Income (AOCI) and did not increase or decrease net income until the transaction being hedged affected earnings. Although the impact of this change on net income in any reporting period can be significant, there is no change in the overall impact on net income that would otherwise be reported over the life of a derivative instrument. Moreover, total cash flows from operating activities are the same in any accounting period under either accounting treatment.

By recognizing increases and decreases in the fair value of derivative instruments in net income in each period during the existence of the hedge, rather than when the hedge expires and the underlying transaction is completed, the restatement will result in quarterly changes to previously reported AOCI, operating income, net income and related balance sheet accounts. Due to the change in accounting for the derivative contracts, the Company will recognize the changes in the fair value of these derivative instruments in accounting periods earlier than those in which the related purchases or sales of the commodities actually occur.

The cumulative effects of the restatements for the second, third and fourth quarters of 2006 have no significant impact on the financial statements for the year ended December 31, 2006. We believe that the restatements have no effect on our cash flows or liquidity at the ends of the respective restated periods.

Item 7.01	Regulation FD Disclosure.

A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference in this Item 7.01. The information presented herein under Item 7.01 shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference to this Item 7.01 in such a filing.

Item 9.01    Financial Statements and Exhibits

d) Exhibits

Exhibit Number	Description

99.1	News Release dated March 30, 2007 pertaining to the filing of Form 10-K with restated interim financial results.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goodman Global Holdings, Inc.

Date: March 30, 2007	By:	/s/ Lawrence M. Blackburn
Lawrence M. Blackburn Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	News Release dated March 30, 2007 pertaining to the filing of Form 10-K with restated interim financial results.

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